Exhibit (d)(1)

                 FORM OF AMENDED INVESTMENT ADVISORY AGREEMENT

     AGREEMENT made as of October 15, 2002 between AMSOUTH FUNDS, a Massachusetts business trust (herein called the "Trust"), and AMSOUTH INVESTMENT MANAGEMENT COMPANY, LLC, an Alabama corporation, (herein called the "Investment Advisor").

     WHEREAS, the Trust is registered as an open-end, diversified, management investment company under the Investment Company Act of 1940, as amended ("1940 Act"); and

     WHEREAS, the Trust desires to retain the Investment Advisor to furnish investment advisory services to certain investment portfolios of the Trust (the "Funds") and the Investment Advisor represents that it is willing and possesses legal authority to so furnish such services;

     NOW, THEREFORE, in consideration of the premises and mutual covenants herein contained, it is agreed between the parties hereto as follows:

     1. APPOINTMENT. The Trust hereby appoints the Investment Advisor to act as investment advisor to the Funds identified on Schedule A hereto for the period and on the terms set forth in this Agreement. The Investment Advisor accepts such appointment and agrees to furnish the services herein set forth for the compensation herein provided.

     2. DELIVERY OF DOCUMENTS. The Trust has furnished the Investment Advisor with copies properly certified or authenticated of each of the following:

          (a) the Trust's Declaration of Trust, as executed on October 1, 1987 and as filed with the Secretary of State of The Commonwealth of Massachusetts on October 2, 1987, and all amendments thereto or restatements thereof (such Declaration, as presently in effect and as it shall from time to time be amended or restated, is herein called the "Declaration of Trust");

          (b)  the Trust's By-laws and amendments thereto;

          (c) resolutions of the Trust's Board of Trustees authorizing the appointment of the Investment Advisor and approving this Agreement;

          (d) the Trust's Notification of Registration on Form N-8A under the 1940 Act as filed with the Securities and Exchange Commission on May 4, 1988 and all amendments thereto;

          (e) the Trust's Registration Statement on Form N-1A under the Securities Act of 1933, as amended ("1933 Act"), (File No. 33-21660) and under the 1940 Act as filed with the Securities and Exchange Commission and all amendments thereto; and

          (f) the Funds' most recent prospectuses and Statement of Additional Information (such prospectus and Statement of Additional Information, as presently in effect, and all amendments and supplements thereto are herein collectively called the "Prospectus").

          The Trust will furnish the Investment Advisor from time to time with copies of all amendments of or supplements to the foregoing.

     3. MANAGEMENT. Subject to the supervision of the Trust's Board of Trustees, the Investment Advisor will provide a continuous investment program for each Fund, including investment research and management with respect to all securities and investments and cash equivalents in said Funds. The Investment

Advisor will determine from time to time what securities and other investments will be purchased, retained or sold by the Trust with respect to the Funds. The Investment Advisor will provide the services under this Agreement in accordance with each Fund's investment objective, policies, and restrictions as stated in the Prospectus and resolutions of the Trust's Board of Trustees. The Investment Advisor further agrees that it:

          (a) will use the same skill and care in providing such services as it uses in providing services to fiduciary accounts for which it has investment responsibilities;

          (b) will conform with all applicable Rules and Regulations of the Securities and Exchange Commission and in addition will conduct its activities under this Agreement in accordance with any applicable regulations of any governmental authority pertaining to the investment advisory activities of the Investment Advisor;

          (c) will not make loans to any person to purchase or carry units of beneficial interest in the Trust or make loans to the Trust;

          (d) will place orders pursuant to its investment determinations for the Trust either directly with the issuer or with any broker or dealer. In placing orders with brokers and dealers, the Investment Advisor will attempt to obtain prompt execution of orders in an effective manner at the most favorable price. Consistent with this obligation, when the execution and price offered by two or more brokers or dealers are comparable, the Investment Advisor may, in its discretion, purchase and sell portfolio securities to and from brokers and dealers who provide the Investment Advisor with research advice and other services. In no instance will portfolio securities be purchased from or sold to BISYS Fund Services, Inc., AmSouth Investment Management Company, or any affiliated person of either the Trust, BISYS Fund Services, Inc. or AmSouth Investment Management Company;

          (e) will maintain all books and records with respect to the Trust's securities transactions and will furnish the Trust's Board of Trustees such periodic and special reports as the Board may request;

          (f) will treat confidentially and as proprietary information of the Trust all records and other information relative to the Trust and prior, present, or potential interestholders, and will not use such records and information for any purpose other than performance of its responsibilities and duties hereunder, except after prior notification to and approval in writing by the Trust, which approval shall not be unreasonably withheld and may not be withheld where the Investment Advisor may be exposed to civil or criminal contempt proceedings for failure to comply, when requested to divulge such information by duly constituted authorities, or when so requested by the Trust; and

          (g) will maintain its policy and practice of conducting its fiduciary functions independently. In making investment recommendations for the Trust, the Investment Advisor's personnel will not inquire or take into consideration whether the issuers of securities proposed for purchase or sale for the Trust's account are customers of the Investment Advisor or of its parent or its subsidiaries or affiliates. In dealing with such customers, the Investment Advisor and its parent, subsidiaries, and affiliates will not inquire or take into consideration whether securities of those customers are held by the Trust.

     4. SERVICES NOT EXCLUSIVE. The investment management services furnished by the Investment Advisor hereunder are not to be deemed exclusive, and the Investment Advisor shall be free to furnish similar services to others so long as its services under this Agreement are not impaired thereby.

     5. BOOKS AND RECORDS. In compliance with the requirements of Rule 31a-3 under the 1940 Act, the Investment Advisor hereby agrees that all records which it maintains for the Trust are the property of the Trust and further agrees to surrender promptly to the Trust any of such records upon the Trust's request. The Investment Advisor further agrees to preserve for the periods prescribed by Rule 31a-2 under the 1940 Act the records required to be maintained by Rule 31a-1 under the 1940 Act.

     6. EXPENSES. During the term of this Agreement, the Investment Advisor will pay all expenses incurred by it in connection with its activities under this Agreement other than the cost of securities (including brokerage commissions, if any) purchased for the Trust.

     7. COMPENSATION. For the services provided and the expenses assumed pursuant to this Agreement, each of the Funds will pay the Investment Advisor and the Investment Advisor will accept as full compensation therefor a fee computed daily and paid monthly at the applicable annual rate set forth on Schedule A hereto. Each Fund's obligation to pay the above-described fee to the Investment Advisor will begin as of the date of the initial public sale of shares in that Fund.

     If in any fiscal year the aggregate expenses of any of the Funds (as defined under the securities regulations of any state having jurisdiction over the Trust) exceed the expense limitations of any such state, the Investment Advisor will reimburse the Fund for a portion of such excess expenses equal to such excess times the ratio of the fees otherwise payable by the Fund to the Investment Advisor hereunder to the aggregate fees otherwise payable by the Fund to the Investment Advisor hereunder and to BISYS Fund Services, Inc. under the Administration Agreement between BISYS Fund Services, Inc. and the Trust. The obligation of the Investment Advisor to reimburse the Funds hereunder is limited in any fiscal year to the amount of its fee hereunder for such fiscal year, provided, however, that notwithstanding the foregoing, the Investment Advisor shall reimburse the Funds for such proportion of such excess expenses regardless of the amount of fees paid to it during such fiscal year to the extent that the securities regulations of any state having jurisdiction over the Trust so require. Such expense reimbursement, if any, will be estimated daily and reconciled and paid on a monthly basis.

     8. LIMITATION OF LIABILITY. The Investment Advisor shall not be liable for any error of judgment or mistake of law or for any loss suffered by the Funds in connection with the performance of this Agreement, except a loss resulting from a breach of fiduciary duty with respect to the receipt of compensation for services or a loss resulting from willful misfeasance, bad faith or gross negligence on the part of the Investment Advisor in the performance of its duties or from reckless disregard by it of its obligations and duties under this Agreement.

     9. DURATION AND TERMINATION. This Agreement will become effective as to a particular Fund as of the date first written above, provided that it shall have been approved by vote of a majority of the outstanding voting securities of such Fund, in accordance with the requirements under the 1940 Act. Unless sooner terminated, this Agreement shall continue in effect until January 31, 2002 and thereafter shall continue in effect for successive periods of one year each ending on January 31st of each year, provided such continuance is specifically approved at least annually (a) by the vote of a majority of those members of the Trust's Board of Trustees who are not parties to this Agreement or interested persons of any party to this Agreement, cast in person at a meeting called for the purpose of voting on such approval, and (b) by the vote of a majority of the Trust's Board of Trustees or by the vote of a majority of all votes attributable to the outstanding Shares of such Fund. Notwithstanding the foregoing, this Agreement may be terminated at any time on sixty days' written notice, without the payment of any penalty, by the Trust (by vote of the Trust's Board of Trustees or by vote of a majority of the outstanding voting securities of such
Fund) or by the Investment Advisor. This Agreement will immediately terminate in the event of its assignment. (As used in this Agreement, the terms "majority of the outstanding voting securities," "interested persons" and "assignment" shall have the same meaning of such terms in the 1940 Act.)

     10. AMENDMENT OF THIS AGREEMENT. No provision of this Agreement may be changed, waived, discharged or terminated orally, but only by an instrument in writing signed by the party against which enforcement of the change, waiver, discharge or termination is sought.

     11. DELEGATION OF THE INVESTMENT ADVISOR'S DUTIES AS INVESTMENT ADVISOR. Any of the foregoing Investment Advisor's duties specified in Paragraphs 1 and 3 of this Agreement as investment advisor to any or all Series may be delegated by the Investment Advisor, at the Investment Advisor's expense, to another appropriate party (including an affiliated party), provided that such party is bound by all the corresponding duties and conditions to which the Investment Advisor is subject by Paragraphs 1, 2 and 3 of this Agreement and further provided that any agreement between the Investment Advisor and such party meets all requirements of the 1940 Act and rules thereunder. Furthermore, to the extent consistent with the regulations and orders of the Securities and Exchange Commission, the appointment and engagement of any sub-advisor and delegation to it of duties hereunder by the Investment Advisor shall be subject only to the approval of the Board of Trustees. The Investment Advisor shall oversee the performance of delegated functions by any such party and shall furnish to the Trust with quarterly evaluations and analyses concerning the performance of delegated responsibilities by those parties.

     12. MISCELLANEOUS. The captions in this Agreement are included for convenience of reference only and in no way define or delimit any of the provisions hereof or otherwise affect their construction or effect. If any provision of this Agreement shall be held or made invalid by a court decision, statute, rule or otherwise, the remainder of this Agreement shall not be affected thereby. This Agreement shall be binding upon and shall inure to the benefit of the parties hereto and their respective successors and shall be governed by the law of The Commonwealth of Massachusetts.

     The names "AmSouth Funds" and "Trustees of AmSouth Funds" refer respectively to the Trust created and the Trustees, as trustees but not individually or personally, acting from time to time under a Declaration of Trust dated as of October 1, 1987 to which reference is hereby made and a copy of which is on file at the office of the Secretary of State of The Commonwealth of Massachusetts and elsewhere as required by law, and to any and all amendments thereto so filed or hereafter filed. The obligations of "AmSouth Funds" entered into in the name or on behalf thereof by any of the Trustees, representatives or agents are made not individually, but in such capacities, and are not binding upon any of the Trustees, interestholders or representatives of the Trust personally, but bind only the assets of the Trust, and all persons dealing with any Fund must look solely to the assets of the Trust belonging to such Fund for the enforcement of any claims against the Trust.

     IN WITNESS WHEREOF, the parties hereto have caused this instrument to be executed by their officers designated below as of the day and year first above written.







                                               AMSOUTH FUNDS

Seal                                           By:  /s/ John Calvano
                                                    ----------------
                                                      John Calvano
                                               Title: President



                                               AMSOUTH INVESTMENT
                                               MANAGEMENT COMPANY, LLC

Seal                                           By:  /s/ Joseph T. Keating
                                                    ---------------------
                                                      Joseph T. Keating
                                               Title: Chairman

                                   SCHEDULE A
                      TO THE INVESTMENT ADVISORY AGREEMENT
                        DATED AS OF MAY 12, 2001 BETWEEN
                                AMSOUTH FUNDS AND
                      AMSOUTH INVESTMENT MANAGEMENT COMPANY


NAME OF FUND
------------

AmSouth Funds                            Annual rate of forty one-hundredths of
Prime Money Market Fund                  one percent (.40%) of AmSouth Funds
                                         Prime Money Market Fund's average daily
                                         net assets.

AmSouth Funds                            Annual rate of eighty one-hundredths of
Value Fund                               one percent (.80%) of AmSouth Funds
                                         Value Fund's average daily net assets.

AmSouth Funds                            Annual rate of forty one-hundredths of
U.S. Treasury Money Market Fund          one percent (.40%) of AmSouth Funds
                                         U.S. Treasury Fund's average daily net
                                         assets.

AmSouth Funds                            Annual rate of twenty one-hundredths of
Tax-Exempt Money Market Fund             one percent (.20%) of AmSouth Funds
                                         Tax-Exempt Money Market Fund's average
                                         daily net assets.

AmSouth Funds                            Annual rate of fifty one-hundredths of
Bond Fund                                one  percent  (.50%) of  AmSouth  Funds
                                         Bond Fund's average daily net assets.

AmSouth Funds                            Annual rate of eighty one-hundredths of
Balanced Fund                            one percent (.80%) of AmSouth Funds
                                         Balanced Fund's average daily net
                                         assets.

AmSouth Funds                            Annual rate of forty one-hundredths of
Municipal Bond Fund                      one percent (.40%) of AmSouth Funds
                                         Municipal Bond Fund's average daily net
                                         assets.

AmSouth Funds                            Annual rate of thirty one-hundredths of
Government Income Fund                   one percent (.30%) of AmSouth Funds
                                         Government Income Fund's average daily
                                         net assets.

AmSouth Funds                            Annual rate of thirty one-hundredths of
Florida Tax-Exempt Fund                  one percent (.30%) of AmSouth Funds
                                         Florida Tax-Exempt Fund's average daily
                                         net assets.

AmSouth Funds                            Annual rate of eighty one-hundredths of
Growth Fund                              one percent (.80%) of AmSouth Funds
                                         Growth Fund average daily net assets.

AmSouth Funds                            Annual rate of one hundred twenty
Small Cap Fund                           one-hundredths of one percent (1.20%)
                                         of AmSouth Funds Small Cap Fund's
                                         average daily net assets.

AmSouth Funds                            Annual rate of eighty one-hundredths of
Equity Income Fund                       one percent (.80%) of AmSouth Funds
                                         Equity Income Fund's average daily net
                                         assets.

AmSouth Funds                            Annual rate of twenty one-hundredths of
Institutional Prime Obligations Fund     one percent (.20%) of the AmSouth Funds
                                         Institutional Prime Obligations Fund.

AmSouth Funds                            Annual rate of twenty one-hundredths of
Institutional U.S. Treasury Money        one percent (.20%) of the AmSouth Funds
Market Fund                              Institutional U.S. Treasury Money
                                         Market Fund.

AmSouth Funds                            Annual rate of forty-five one-
Enhanced Market Fund                     hundredths of one percent (.45%) of
                                         AmSouth Funds Enhanced Market Fund's
                                         average daily net assets.

AmSouth Funds                            Annual rate of eighty one-hundredths of
Select Equity Fund                       one percent (.80%) of AmSouth Funds
                                         Select Equity Fund's average daily net
                                         assets.

NAME OF FUND
------------

AmSouth Funds                            Annual rate of one hundred twenty-five
International Equity Fund                one-hundredths of one percent (1.25%)
                                         of AmSouth Funds International Equity
                                         Fund's average daily net assets.

AmSouth Funds                            Annual rate of one hundred one
Mid Cap Fund                             hundredths of one percent (1.00%) of
                                         AmSouth Funds Mid-Cap Equity Fund's
                                         average daily net assets.

AmSouth Funds                            Annual rate of eighty one-hundredths of
Capital Growth Fund                      one percent (.80%) of AmSouth Funds
                                         Capital Growth Fund's average daily net
                                         assets.

AmSouth Funds                            Annual rate of eighty one-hundredths of
Large Cap                                one percent (.80%) of AmSouth Funds
                                         Large Cap Fund's average daily net
                                         assets.

AmSouth Funds                            Annual rate of sixty-five one-
Limited Term U.S. Government Fund        hundredths of one percent (.65%) of
                                         AmSouth Funds Limited Term U.S.
                                         Government Fund's average daily net
                                         assets.

AmSouth Funds                            Annual rate of sixty-five one-
Tennessee Tax-Exempt Fund                hundredths of one percent (.65%) of
                                         AmSouth Funds Tennessee Tax-Exempt
                                         Fund's average daily net assets.

AmSouth Funds                            Annual rate of sixty-five one-
Limited Term Bond Fund                   hundredths of one percent (.65%) of
                                         AmSouth Funds Limited Term Bond Fund's
                                         average daily net assets.

AmSouth Funds                            Annual rate of sixty-five one-
Limited Term Tennessee Tax-Exempt Fund   hundredths of one percent (.65%) of
                                         AmSouth Funds Limited Term Tennessee
                                         Tax-Exempt Fund's average daily net
                                         assets.

AmSouth Funds                            Annual rate of forty one-hundredths of
Treasury Reserve Money Market Fund       one percent (.40%) of AmSouth Funds
                                         U.S. Treasury Money Market Fund's
                                         average daily net assets.

AmSouth Funds                            Annual rate of twenty one-hundredths of
Strategic Portfolios: Aggressive         one percent (.20%) of AmSouth Funds
Growth Portfolio                         Strategic Portfolios: Aggressive Growth
                                         Portfolio's average daily netassets.

AmSouth Funds                            Annual rate of twenty one-hundredths of
Strategic Portfolios: Growth             one percent (.20%) of AmSouth Funds
Portfolio                                Strategic Portfolios: Growth
                                         Portfolio's average daily net assets.

AmSouth Funds                            Annual rate of twenty one-hundredths of
Strategic Portfolios: Growth and         one percent (.20%) of AmSouth Funds
Income Portfolio                         Strategic Portfolios: Growth and Income
                                         Portfolio's average daily netassets.

AmSouth Funds                            Annual rate of twenty one-hundredths of
Strategic Portfolios: Moderate           one percent (.20%) of AmSouth Funds
Growth and Income Portfolio              Strategic Portfolios: Moderate Growth
                                         and Income Portfolio's average daily
                                         net assets.


AMSOUTH INVESTMENT                                  AMSOUTH FUNDS
MANAGEMENT COMPANY


By:  /s/ Joseph T. Keating                By:  /s/ John Calvano
  ------------------------                     ----------------
Name:    Joseph T. Keating                Name:    John Calvano

Title:   Chairman                         Title:   President